UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2022

KURA SUSHI USA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39012	26-3808434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17461 Derian Avenue, Suite 200
Irvine, California		92614
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 657 333-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KRUS	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Brent Takao as Chief Accounting Officer, Treasurer and Secretary

As previously disclosed, on May 5, 2022, Steven H. Benrubi notified the Board of Directors (the “Board”) of Kura Sushi USA, Inc. (the “Company”) of his decision to resign as the Chief Financial Officer, Treasurer and Secretary of the Company, effective August 1, 2022. In connection with Mr. Benrubi’s departure, on July 29, 2022, the Board appointed Brent Takao as the Chief Accounting Officer, Treasurer and Secretary of the Company, effective as of August 1, 2022. Mr. Takao will serve as the Company's principal accounting officer and, on an interim basis, as the Company’s principal financial officer, until such time as the Company appoints a new chief financial officer.

Mr. Takao, age 49, has served as the Company’s Vice President of Finance since joining the Company in September 2019. Mr. Takao previously served as Corporate Controller of Western Digital Corporation from March 2012 to September 2019 and its Assistant Corporate Controller from November 2007 to March 2012. Prior to Western Digital Corporation, Mr. Takao served as the Assistant Corporate Controller of Dot Hill Systems Corp. from 2005 to 2007. Previously, Mr. Takao held other controllership positions and earned his certified public accountant license as an auditor at Arthur Andersen LLP.

There are no arrangements or understandings between Mr. Takao and any other person pursuant to which Mr. Takao was appointed to serve as Chief Accounting Officer, Treasurer and Secretary of the Company, and there is no family relationship between Mr. Takao and any of the Company’s other directors or executive officers. There are also no related party transactions between Mr. Takao and the Company that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Agreements entered into with Mr. Takao

On August 1, 2022, in connection with Mr. Takao’s appointment as Chief Accounting Officer, Treasurer and Secretary of the Company, Mr. Takao entered into an employment agreement with the Company, effective as of August 1, 2022.

Employment Term and Position. The term of employment of Mr. Takao will be three years from August 1, 2022, subject to automatic one-year extensions provided that neither party provides written notice of non-extension at least one hundred twenty (120) days prior to the expiration of the then-current term. During his term of employment, Mr. Takao will serve as Chief Accounting Officer, Treasurer and Secretary of the Company, as well as, until such time as the Company appoints a new chief financial officer, the Company's principal financial officer.

Base Salary, Annual Bonus, Equity Compensation and Other Benefits. Pursuant to his employment agreement, Mr. Takao is entitled to a base salary of $250,000. In addition, Mr. Takao will be eligible to receive (i) annual performance-based cash bonuses, the amount and terms of which shall be in the discretion of the Compensation Committee of the Board of Directors, and (ii) equity awards, the form and terms of which will be as set forth pursuant to the applicable equity incentive plan and applicable award agreements. Mr. Takao will also be entitled to other employee benefits including paid vacation in accordance with the Company’s policies and reimbursement of reasonable business expenses.

Severance. The employment agreement for Mr. Takao provides for severance upon a termination by the Company without Cause (as defined in the employment agreement), on the account of the Company’s failure to renew the employment agreement, or by Mr. Takao for Good Reason (as defined in the employment agreement), in each case, subject to the execution of an effective release of claims in favor of the Company, its affiliates and their respective officers and directors by Mr. Takao. If the employment agreement is terminated in any of the above-enumerated cases, Mr. Takao will be entitled to severance consisting of (a) a lump sum payment equal to base salary for the year in which the termination occurs provided, however, that if the termination occurs before August 1, 2025, the lump sum payment shall only be one-half of base salary for the year in which the termination occurs, (b) reimbursement for the payment Mr. Takao makes for COBRA coverage for a period of twelve (12) months (provided, however, that if the termination occurs before August 1, 2025, the period shall be reduced to six (6) months), or until Mr. Takao has secured other employment, whichever occurs first, and (c) accelerated vesting of the applicable portion of Mr. Takao’s option that would have vested between the termination date and August 31 of that same fiscal year.

Restrictive Covenants. Pursuant to the employment agreement, Mr. Takao is subject to certain restrictive covenants including protection of Company confidential information and non-disparagement.

The description of the employment agreement with Mr. Takao is qualified in its entirety by reference to the complete text of the agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

In connection with Mr. Takao’s appointment, Mr. Takao and the Company will also enter into the Company’s standard indemnification agreement as of the effective date of this employment, the form of which was previously filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-232551).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated August 1, 2022, between Kura Sushi USA, Inc. and Brent Takao
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KURA SUSHI USA, INC

Date:	August 1, 2022	By:	/s/ Hajime Uba
		Name: Title:	Hajime Uba Chairman, President and Chief Executive Officer